UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Organovo Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2023, Organovo Holdings, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Organovo Holdings Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”). The 2023 ESPP was previously approved by the Board of Directors of the Company, subject to stockholder approval.

The 2023 ESPP became effective on October 31, 2023 upon stockholder approval at the Annual Meeting. A more complete summary of the terms of the 2023 ESPP is set forth in “Proposal 4: Approval of the Organovo Holdings, Inc. 2023 Employee Stock Purchase Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 13, 2023 (the “Proxy Statement”), which description and text are incorporated herein by reference.

The foregoing description of the terms of the 2023 ESPP and the description thereof incorporated by reference from the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2023 ESPP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on October 31, 2023. Of the 8,718,203 shares of the Company’s common stock issued and outstanding as of the September 5, 2023 record date, 3,094,235 shares, or 35.49%, constituting a quorum, were represented at the Annual Meeting either virtually or by proxy.

A description of each proposal voted upon at the Annual Meeting is described in detail in the Proxy Statement. Set forth below is a brief description of each proposal voted upon at the Annual Meeting and the voting results with respect to each proposal.

(1) Election of Directors. The Company’s stockholders elected Keith Murphy and Adam Stern as Class III directors, each to hold office until the 2026 Annual Meeting of Stockholders and until his respective successors is elected and qualified. The following table shows the tabulation of the votes cast “For” and “Withheld” for each of Mr. Murphy and Mr. Stern as well as the “Broker Non-Votes” submitted for this proposal:

Director	For	Withheld	Broker Non-Votes
Keith Murphy	786,897	96,218	2,211,120

Director	For	Withheld	Broker Non-Votes
Adam Stern	812,172	70,943	2,211,120

(2) Ratification of Auditors. The Company’s stockholders ratified the appointment of Rosenberg Rich Baker Berman P.A. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024, with the approval of 91.83% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” submitted for this proposal:

For	Against	Abstentions
2,806,694	249,559	37,982

(3) Advisory Vote on the Compensation of Named Executive Officers. The Company’s stockholders, on a non-binding, advisory basis, approved the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, with the approval of 85.78% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non-Votes
731,806	121,236	30,073	2,211,120

(4) 2023 ESPP. The Company’s stockholders approved the 2023 ESPP, as described in the Proxy Statement, with the approval of 91.11% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non-Votes
784,708	76,497	21,910	2,211,120

(5) Amendment to Company’s Certificate of Incorporation. The Company’s stockholders did not approve an amendment to the Company’s Certificate of Incorporation, as amended, to reflect new Delaware law provisions regarding officer exculpation, as described in the Proxy Statement, which required the affirmative vote of the holders of a majority of the shares outstanding on the record date. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non-Votes
794,723	63,936	24,456	2,211,120

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Organovo Holdings, Inc. 2023 Employee Stock Purchase Plan.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2023	ORGANOVO HOLDINGS, INC.

	By:	/s/ Keith Murphy
Keith Murphy
Executive Chairman